UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported): November 14, 2006

THE PEP BOYS – MANNY, MOE & JACK

(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-3381	23-0962915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 W. Allegheny Ave. Philadelphia, PA		19132
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone, including area code:  215-430-9000

(not applicable)

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends that Current Report on Form 8-K filed on November 14, 2006 by The Pep Boys - Manny, Moe & Jack (the “Company”).

Item 2.02.              Results of Operations and Financial Condition

On November 14, 2006, the Company issued a press release announcing its earnings for the fiscal quarter ended October 28, 2006. The event described in Item 8.01 below impacts the previously announced results. On November 29, 2006, the Company issued the attached press release describing such impact.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01.              Other Events.

On November 21, 2006, the Company reached a settlement, subject to court approval, of three pending actions involving various wage and hour claims under the Federal Fair Labor Standards Act and California state law for an aggregate amount of $4,550,000.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No. 99.1   Press release dated November 29, 2006.

Exhibit No. 99.2   Unaudited supplemental financial data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/THE PEP BOYS – MANNY, MOE & JACK

Date: November 29, 2006